Filed pursuant to Rule 424(b)(5)

Registration No. 333-287283

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 22, 2025)

PATRIOT NATIONAL BANCORP, INC.

31,985,103 Shares of Common Stock

We are offering 31,985,103 shares of our common stock, par value $0.01 per share , referred to as the “Shares,” or “Common Stock,” directly to certain accredited investors, referred to as the “purchasers,” pursuant to this prospectus supplement and the accompanying prospectus. The Shares consist of (a) 19,196,000 shares of our voting Common Stock (“Voting Common Stock”), and (b) 12,789,103 shares of our Common Stock issuable upon exercise of three year warrants (the “Warrants”) entitling certain of the purchasers to purchase, after six months following closing of the Offering, shares of non-voting Common Stock (“Non-Voting Common Stock”) which, may be exchanged for shares of Voting Common Stock upon such purchasers meeting the Non-Control Conditions described elsewhere in this prospectus (the “Warrant Shares”). The Voting Common Stock, the Warrants and the underlying Warrant Shares are sometimes collectively referred to as the “Securities.” We are not registering the Warrants pursuant to this prospectus.

Our Common Stock is listed on The Nasdaq Global Market, or “Nasdaq,” under the symbol “PNBK”. On August 28, 2025, the last reported sale price of our Common Stock, as reported on Nasdaq, was $1.56 per share.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page S-3 of this prospectus supplement and page 4 of the accompanying prospectus and any other risk factors contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The purchase price of each Share of Voting Common Stock offered to the purchasers identified in the stock purchase agreement, dated as of August 29, 2025 (the “Stock Purchase Agreement”), by and among us and the purchasers listed on the signature pages thereto is $1.25 per Share. The Warrants are being offered under a separate warrant purchase agreement dated as of August 29, 2025 at a price of $0.125 per Warrants and are exercisable after six months from the date of issuance at an initial exercise price of 1.56 per Warrant Share. The Securities are being offered directly to investors without a placement agent or underwriter. We are not paying underwriting discounts or commissions in connection with this offering.

	Per Share	Total
Common Stock Public offering price and proceeds to us, before expenses	$1.25	$23,995,000.00
Warrant Shares Public offering price and proceeds to us, before expenses	$0.125	$1,598,637.82

We anticipate that delivery of the Shares of Common Stock and Warrants against payment will be made on or about September 3, 2025, subject to satisfaction of customary closing conditions.

The date of this prospectus supplement is September 2, 2025

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-i
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-iii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-2
RISK FACTORS	S-3
USE OF PROCEEDS	S-4
DIVIDEND POLICY	S-5
PLAN OF DISTRIBUTION	S-6
LEGAL MATTERS	S-7
EXPERTS	S-7
WHERE YOU CAN FIND MORE INFORMATION	S-7
INFORMATION INCORPORATED BY REFERENCE	S-7

ABOUT THIS PROSPECTUS	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
THE COMPANY	3
RISK FACTORS	4
USE OF PROCEEDS	5
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF DEBT SECURITIES	11
DESCRIPTION OF DEPOSITARY SHARES	23
DESCRIPTION OF WARRANTS	26
DESCRIPTION OF PURCHASE CONTRACTS	27
DESCRIPTION OF SUBSCRIPTION RIGHTS	28
DESCRIPTION OF UNITS	29
PLAN OF DISTRIBUTION	30
LEGAL MATTERS	31
EXPERTS	32
WHERE YOU CAN FIND MORE INFORMATION	33
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	33

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our Common Stock and Warrant Shares. Before buying any Shares of our Common Stock and Warrant Shares that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement as well as any free writing prospectus we may authorize for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 (File No. 333-287283) that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a shelf registration process, and that was declared effective by the SEC on May 22, 2025. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Common Stock and Warrants and also adds to, updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, together with the documents incorporated by reference herein or therein.

To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference having an earlier date, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus is a part, or documents incorporated by reference, or will be filed as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to any person to whom it is unlawful to make, or from whom it is unlawful to solicit, such an offer in such jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus.

S-i

This prospectus supplement and the accompanying prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement or the accompanying prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and under similar headings in other documents that are incorporated by reference herein and therein and in any free writing prospectus we may authorize for use in connection with this offering. Accordingly, investors should not place undue reliance on this information.

Unless the context otherwise requires, “we,” “us,” “our,” “Patriot” and the “Company” refer to Patriot National Bancorp, Inc. and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1033, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include statements related to our strategies, outlook, business and financial prospects, business plans, objectives, and expected operating results, the assumptions upon which those statements are based, and other similar matters. These forward-looking statements can be identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar words and expressions.

Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements are not guarantees of future performance. Although Patriot believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, these expectations may not be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond Patriot’s control.

Factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and in any free writing prospectus we may authorize for use in connection with this offering.

Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement, or incorporated by reference herein, will prove to be accurate. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and in any free writing prospectus we may authorize for use in connection with this offering may not prove to be accurate and, accordingly, you should not place undue reliance on these forward-looking statements which only reflect the views of our management as of the date hereof or thereof (as applicable). Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Except as required by law, we do not undertake any obligation to update forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering and selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we may authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” on page S-3 of this prospectus supplement, page 4 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Business

Patriot National Bancorp, Inc., a Connecticut corporation, is a one-bank holding company for Patriot Bank, N.A, a national banking association headquartered in Stamford, Fairfield County, Connecticut, or the “Bank.” The Bank received its charter and commenced operations as a national bank on August 31, 1994. The Bank has a total of eight branch offices comprised of seven branch offices located in Fairfield and New Haven Counties, Connecticut and one branch office located in Westchester County, New York. On March 11, 2003, we formed Patriot National Statutory Trust I, or the “Trust,” for the sole purpose of issuing trust preferred securities and investing the proceeds in subordinated debentures issued by us. We primarily invested the funds from the issuance of the debt in the Bank. The Bank used the proceeds to fund general operations.

Unless the context otherwise requires, “we,” “us,” “our,” “Patriot” and the “Company” refer to Patriot National Bancorp, Inc. and its consolidated subsidiaries.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, and, to the extent we continue to qualify as a “smaller reporting company,” we are permitted and plan to rely on certain exemptions from disclosure and other requirements applicable to public companies that are not smaller reporting companies, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; and (ii) scaled executive compensation disclosures.

Corporate Information

We were incorporated under the laws of the State of Connecticut on June 17, 1999. Our principal executive office is located at 900 Bedford Street, Stamford, Connecticut 06901. Our telephone number is (203) 252-5900. Our website address is https://bankpatriot.com. Information contained on our website is not a part of, or incorporated by reference into, this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

THE OFFERING

Issuer	Patriot National Bancorp, Inc.

Common Stock offered by us	19,196,000 Shares of our Voting Common Stock.

Common Stock Public Offering Price	$1.25 per Share.

Common Stock to be outstanding immediately prior to the closing of this offering	95,795,017 shares of Common Stock including 7,266,560 Shares of our Non-Voting Common Stock that was issued in July 2025 upon conversion of shares of our preferred stock.

Common Stock to be outstanding immediately after the closing of this offering	114,991,017 shares of Common Stock.

Warrants Shares offered by us	12,789,103 Warrant Shares

Warrant Shares Exercise Price	$1.56 per Warrant Share, subject to increase to $1,685 per share as provided in the Warrant Purchase Agreement

Non-Control Conditions	No purchaser shall be entitled to purchase any Warrant that would cause such purchaser (including its affiliates or any other persons with which such purchaser is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the Bank Holding Company Act of 1956 (the “BHC Act”) or the Change in Bank Control Act of 1978 (the CIBC Act”), to acquire, or to obtain the right to acquire, more than 9.99% of the outstanding Securities or the voting securities of the Company (including Voting Common Stock issuable upon conversion of Series A preferred stock, no par value per share, of the Company (“Series A Preferred Stock”) or such amount of the Voting Common Stock or Non-Voting Common Stock (including Non-Voting Common Stock issuable upon conversion of Series A Preferred Stock or exercise of the Warrants ) that would constitute “control” under the BHC Act or the CIBC Act on a post transaction basis that assumes that such Closing shall have occurred (the “Non-Control Conditions”).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $25.3 million, after deducting estimated offering expenses payable by us. If the Warrants are fully exercised we will receive approximately an additional $19,951,000 in net proceeds. We intend to use the net proceeds from this offering for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. See “Use of Proceeds” on page S-4 of this prospectus supplement for a more complete description of the intended use of proceeds from this offering. Additionally, the Company has provided notice to all holders of our outstanding Senior Notes that we intend to repay the Notes on or about September 5, 2025 using cash on hand.

Risk factors	Investing in our Common Stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-3 of this prospectus supplement, on page 4 in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Global Market symbol	“PNBK”

The number of shares of our Common Stock to be outstanding after this offering is based on 95,795,017 shares of Common Stock outstanding as of August 28, 2025 and 114,991,017 shares of Common Stock to be outstanding on conclusion of the Offering, and excludes, as of that date, the 12,789,103 Warrant Shares and the following:

●

4,106,904 shares of Common Stock issuable upon the conversion of Senior Notes with a weighted average conversion price of $0.75 per share, which, as stated above, we intend to pay such Senior Notes in full prior to conversion on or about Sept 4/5, 2025; and

●	15,280 shares of Common Stock issuable upon vesting of outstanding restricted stock awards.

Except as otherwise indicated, all information in this prospectus supplement assumes no settlement of stock-based awards under our 2025 Omnibus Equity Incentive Plan and no future grants under our 2020 Restricted Stock Award Plan, as amended.

RISK FACTORS

Investing in Shares of our Common Stock involves a high degree of risk. Before you decide to invest in Shares of our Common Stock, you should carefully consider the risks and uncertainties described below and in our Annual Report on Form 10-K for the year ended December 31, 2024 and our most recent 10-Q for the period ended June 30, 2025, each as revised or supplemented by our subsequent SEC filings, incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all other information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially affect our business, financial condition, results of operations and prospects. If any of these risks occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our Common Stock could decline and you might lose all or part of your investment.

Risks Related to This Offering and Our Common Stock

Our management will have broad discretion over the use of net proceeds from this offering, and you may not agree with how we use the net proceeds from this offering.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. You are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Our management might apply these proceeds in ways with which you do not agree, or in ways that do not improve our financial condition or market value, which could adversely affect the market price of our Common Stock.

This offering and future sales of our Common Stock, or the perception that such future sales may occur, may cause our stock price to decline.

The sale of Shares of Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could cause the market price of our Common Stock to decline and impair our ability to raise capital through the sale of additional equity securities.

Our stock price has been and may be volatile in the future, and as a result, investors in our securities could incur substantial losses.

There can be no guarantee that our stock price will remain at current prices or that future sales of our Common Stock will not be at prices lower than those sold to investors. We may incur rapid and substantial increases or decreases in our stock price in the foreseeable future attributable to various factors including those discussed in the “Risk Factors” section in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and in any free writing prospectus we may authorize for use in connection with this offering. Some factors may be unrelated to our operating performance or prospects or may be beyond our control. The price for our Common Stock may be influenced by many factors, including investor reaction to our business strategy or our financial results. Since our stock price may continue to be volatile in the future, investors in our Common Stock could incur substantial losses.

You may experience future dilution as a result of future equity offerings and other issuances of our Common Stock or other securities including the exercise of the Warrant Shares issued as part of this Offering.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per Share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing Shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per share in this offering. Additionally, the exercise of the Warrant for Common stock will result in additional dilution to holders of the Common Stock.

We do not expect to pay dividends in the future. As a result, you must rely on stock appreciation for any return on your investment.

We currently intend to retain all future earnings for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends in the foreseeable future. Any payment of cash dividends will depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our Common Stock.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $25.3 million, after deducting estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include capital expenditures, working capital and general, debt repayment, and administrative expenses.

Our expected use of net proceeds from the sale of Shares of Common Stock in this offering represents our intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our operations and the factors described under “Risk Factors” located elsewhere in this prospectus supplement, the accompanying base prospectus and in the information incorporated by reference herein or therein. Management will retain broad discretion over the allocation of net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings to fund the development of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determinations to pay cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and any other factors that our board may deem relevant.

PLAN OF DISTRIBUTION

We are authorized to issue 200,000,000 shares of Voting Common Stock and 30,000,000 shares of Non-Voting Common Stock as well as 1,000,000 shares of preferred stock, no par value per share, or “Preferred Stock,” of which 500,000 shares are designated as Series A Non-Cumulative Perpetual Convertible Preferred Stock, no par value per share, or “Series A Preferred Stock.” Pursuant to a stockholders meeting held on July 7, 2025, our board of directors was authorized to increase the authorized number of shares of Common Stock under our certificate of incorporation to as many as 2,000,000,000 shares.

As of August 28, 2025, and prior to the Offering, an aggregate of 88,528.457 shares of voting Common Stock and 7,266,560 shares of Non-Voting Common Stock were issued and outstanding. In addition, prior to this Offering, warrants to purchase 107,724,457 shares of Common Stock and 15,280 shares of Common Stock issuable upon vesting of outstanding restricted stock awards were issued and outstanding.

We entered into a stock purchase agreement, referred to as the “Stock Purchase Agreement, dated as of August 29, 2025, directly with the purchasers in connection with this offering and a separate warrant purchase agreement referred to as the “Warrant Purchase Agreement, with certain of the purchasers also dated as of August 29, 2025, which Stock Purchase Agreement and Warrant Purchase Agreement we collectively refer to the “Purchase Agreements.” The Purchase Agreements shall only be deemed effective and delivered, and we will only sell Shares of Common Stock and Warrants to investors who have entered into the Purchase Agreements with us following the date of this prospectus supplement. We expect to close the Offering and deliver 19,196,000 Shares of Voting Common Stock and 12,789,103 Warrants to purchasers on or about September 3, 2025, subject to satisfaction of certain closing conditions.

Shares being offered pursuant to this prospectus supplement and the accompanying prospectus include the 19,196,000 Shares of our Voting Common Stock and 12,789,103 shares of Non-Voting Common Stock issuable upon exercise of Warrants and also include the shares of Voting Common Stock issued to purchasers upon exercise of the Warrant who thereafter elect to exchange their Non-Voting Common Stock into Voting Common Stock, subject to such purchasers or their assignees satisfying the Non-Control Conditions. We are not offering for sale under this prospectus supplement and the accompanying prospectus the Warrants but are offering the shares of Non-Voting Common Stock and Voting Common Stock issuable upon exercise of Warrants pursuant to this prospectus supplement and the accompanying prospectus.

The offering price of $1.25 per Share of the Shares, the $0.125 offering price of the Warrants and the exercise price of the Warrants was negotiated between us and the purchasers. The Shares of Common Stock and Warrants are being sold directly to the purchasers, without a placement agent, underwriter, broker or dealer. We estimate that the total expenses of the offering payable by us will be approximately $250,000.

Our Common Stock is listed on The Nasdaq Global Market, or “Nasdaq,” under the symbol “PNBK”. On August 28, 2025, the last reported sale price of the Common Stock as reported on Nasdaq was $1.56 per share.

Under the Purchase Agreements, no purchaser has the right to become, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) of more than 9.99% of the number of shares of our voting securities issued and outstanding.

The foregoing does not purport to be a complete statement of the terms and conditions of the Stock Purchase Agreement and Warrant Purchase Agreement. A copy of the form of the Securities Purchase Agreement and the Warrant Purchase Agreement and the form of Warrant will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in any jurisdiction except in compliance with any applicable rules and regulations of any such jurisdiction.

LEGAL MATTERS

The validity of the Shares of Common Stock offered by this prospectus supplement will be passed upon by Michelman & Robinson, LLP.

EXPERTS

The consolidated financial statements of Patriot National Bancorp, Inc. as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024 incorporated in this Prospectus by reference from the Patriot National Bancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in the Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the Shares of Common Stock we are offering under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement or incorporated by reference. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are currently subject to the reporting requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov and our website at https://bankpatriot.com/Learn/About/Investor-Relations. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus supplement, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. Any statement contained in this prospectus supplement or a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus supplement, except as so modified or superseded.

We hereby incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC under the Exchange Act:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;

●	Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025;

●

Current Reports on Form 8-K filed with the SEC on January 21, 2025, February 21, 2025, March 19, 2025, March 21, 2025, March 26, 2025, April 1, 2025, May 1, 2025, May 19, 2025 and June 4, 2025, June 6, 2025, July 2, 2025, July 9, 2025, July 30, 2025, August 5, 2025, August 14, 2025, August 26, 2025 and September 2, 2025 (excluding information furnished pursuant to Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit); and

●

The description of our securities is contained in Exhibit 4.1 to our Interim Report on Form 8-K, including any amendments or reports filed with the SEC on July 9, 2025 for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), after the date hereof and prior to the termination of an offering of securities under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed documents.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Patriot National Bancorp, Inc.

900 Bedford Street

Stamford, Connecticut 06901

Telephone: (203) 324-7500

Attention: Investor Relations

PROSPECTUS

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Subscription Rights

Units

We may offer, issue and sell from time to time up to $250,000,000, together or separately, in one or more offerings, the above-referenced securities. The securities we may offer may be convertible into or exchangeable for other securities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the specific manner in which they may be offered. You should read this prospectus, the information incorporated by reference in this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Market, or “Nasdaq,” and trades under the ticker symbol “PNBK.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. See “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 4 of this prospectus and any other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2025.

ABOUT THIS PROSPECTUS	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
THE COMPANY	3
RISK FACTORS	4
USE OF PROCEEDS	5
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF DEBT SECURITIES	11
DESCRIPTION OF DEPOSITARY SHARES	23
DESCRIPTION OF WARRANTS	26
DESCRIPTION OF PURCHASE CONTRACTS	27
DESCRIPTION OF SUBSCRIPTION RIGHTS	28
DESCRIPTION OF UNITS	29
PLAN OF DISTRIBUTION	30
LEGAL MATTERS	31
EXPERTS	32
WHERE YOU CAN FIND MORE INFORMATION	33
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	33

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time, separately or together, any combination of our common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts, subscription rights and units in one or more offerings at an aggregate offering price of up to $250,000,000. The preferred stock, debt securities, warrants, purchase contracts, subscription rights and units may be convertible into, or exercisable or exchangeable for, our common or preferred stock or other securities issued by us.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. You should not assume that the information in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have prepared is accurate as of any date other than the date of those documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation in any jurisdiction in which such offer or solicitation is not permitted or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context otherwise requires, “we,” “us,” “our,” “Patriot” and the “Company” refer to Patriot National Bancorp, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Certain statements, other than purely historical information, including estimates, projections, statements relating to our strategies, outlook, business and financial prospects, business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar words and expressions.

Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements are not guarantees of future performance. Although Patriot believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, these expectations may not be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond Patriot’s control.

Factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. In addition, some of the key factors that could cause actual results to differ materially from our expectations include risks discussed under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our other reports filed with the SEC.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not put undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements attributable to Patriot or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Patriot undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

THE COMPANY

Overview

Patriot National Bancorp, Inc., a Connecticut corporation, is a one-bank holding company for Patriot Bank, N.A, a national banking association headquartered in Stamford, Fairfield County, Connecticut, or the “Bank.” The Bank received its charter and commenced operations as a national bank on August 31, 1994. The Bank has a total of eight branch offices comprised of seven branch offices located in Fairfield and New Haven Counties, Connecticut and one branch office located in Westchester County, New York. On March 11, 2003, we formed Patriot National Statutory Trust I, or the “Trust,” for the sole purpose of issuing trust preferred securities and investing the proceeds in subordinated debentures issued by us. We primarily invested the funds from the issuance of the debt in the Bank. The Bank used the proceeds to fund general operations.

Unless the context otherwise requires, “we,” “us,” “our,” “Patriot” and the “Company” refer to Patriot National Bancorp, Inc. and its consolidated subsidiaries.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, and, to the extent we continue to qualify as a “smaller reporting company,” we are permitted and plan to rely on certain exemptions from disclosure and other requirements applicable to public companies that are not smaller reporting companies, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; and (ii) scaled executive compensation disclosures.

Corporate Information

We were incorporated under the laws of the State of Connecticut on June 17, 1999. Our principal executive office is located at 900 Bedford Street, Stamford, Connecticut 06901. Our telephone number is (203) 252-5900. Our website address is https://bankpatriot.com. Information contained on our website is not a part of, or incorporated by reference into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, as well as any applicable prospectus supplement, you should carefully consider the risk factors contained in the section titled “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus, as updated by our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC and that are incorporated by reference. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes that will be set forth in the applicable prospectus supplement, which may include general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes certain important terms of our capital stock as of the date of this prospectus as specified in our Certificate of Incorporation, as amended by our Certificates of Amendment and corrected, or “Certificate of Incorporation,” and Amended and Restated Bylaws, or “Bylaws.” Because the following description is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section titled “Description of Capital Stock,” you should refer to the Certificate of Incorporation, the Bylaws, the Securities Purchase Agreements, or the “Purchase Agreements,” and the Registration Rights Agreements, copies or forms of which are included as exhibits to our Annual Report on Form 10-K f or the fiscal year ended December 31, 2024 filed with the SEC on April 15, 2025 and incorporated by reference herein, and to the applicable provisions of the Connecticut Business Corporation Act, as amended, or the “CBCA,” and Bank Holding Company Act, as amended, or the “BHC Act.”

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.01 per share, or “Common Stock,” and 1,000,000 shares of preferred stock, no par value per share, or “Preferred Stock,” of which 500,000 shares are designated as Series A Non-Cumulative Perpetual Convertible Preferred Stock, no par value per share, or “Series A Preferred Stock.” As of May 14, 2025, 76,259,670 shares of Common Stock and 90,832 shares of Series A Preferred Stock were issued and outstanding. Shares of our Common Stock are listed on Nasdaq under the symbol “PNBK.”

Common Stock

Dividends. Subject to preferences that may apply to shares of Preferred Stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our board of directors may from time to time determine. The ability of our board of directors to declare and pay dividends on our Common Stock is subject to the laws of the State of Connecticut, applicable federal and state banking laws and regulations, and the terms of any senior securities (including Preferred Stock) that we may then have outstanding.

Preemptive or Conversion Rights. Except as set forth below, holders of shares of our Common Stock do not have preemptive rights to purchase additional shares of our Common Stock and have no conversion rights.

Pursuant to the terms of the Purchase Agreements that we entered into with investors, or “Purchasers,” on March 20, 2025 in connection with the private placement of shares of our Common Stock and Series A Preferred Stock, or the “Private Placement,” if during five years after the date of the Purchase Agreements, Patriot or any of its subsidiaries proposes to offer or sell (the “Offering”) any securities (any such security, a “New Security”) (other than (i) any Common Stock, non-voting Common Stock or other securities issuable upon the exercise or conversion of any securities of Patriot issued or agreed or contemplated to be issued as of the date of the Purchase Agreements; (ii) equity grants awarded, or securities issued, pursuant to Patriot’s 2020 Restricted Stock Award Plan, as amended, and the 2025 Omnibus Equity Incentive Plan or as an inducement award to a new employee, as applicable; or (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction), then Patriot will use its reasonable best efforts to offer to each Purchaser listed in Schedule II to the Purchase Agreements, who has executed a customary non-disclosure agreement for the limited purpose of this provision thereunder, the right to participate in the Offering on the same terms as such securities are proposed to be offered to others less the amount paid to any investment banker, broker, broker-dealer, finder, or placement agent. To the extent the Offering of the New Security is over-subscribed, each Purchaser will have a preferential right to subscribe for the amount of New Securities required to enable it to maintain its proportionate Common Stock equivalent interest in Patriot (or its subsidiaries) immediately prior to any such issuance of the New Securities; provided, however, that no such Purchaser will have the right to purchase the New Securities to the extent (i) such purchase would result in such Purchaser, together with any other person whose Patriot securities would be aggregated with such Purchaser’s Patriot securities for purposes of any bank regulation or law, collectively being deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by such Purchaser) would represent more than 9.99% (or following the applicable bank regulatory approvals, 24.9% with respect to applicable Co-Lead Investor(s)) (as such term is defined in the Purchase Agreements) of the voting securities or more than 33.3% of Patriot’s total equity outstanding, or (ii) such right would result in such Purchaser being deemed to control, under applicable banking rules and regulations, voting securities that would result in such Purchaser being deemed to control Patriot or the Bank for purposes of the BHC Act or the Change in Bank Control Act or any implementing regulations thereunder. A majority of the directors of the board of directors may waive these preemptive provisions (in whole or in part) or reduce a Purchaser’s allocation in an Offering if the board of directors determines that Patriot must issue equity or debt securities on an expedited basis, that there are strategic reasons to conduct an Offering or include an investor in the Offering who is not a Purchaser, or the compliance with the preemptive provisions (in whole or in part) would negatively impact the timing, terms, size, or value of the Offering or otherwise harm Patriot.

In addition, until December 31, 2026, in the event that any Offering of Common Stock or other equity-based securities (other than such offerings described in (i) through (iii) in a preceding paragraph) (a “Subsequent Financing”) is on terms that are more favorable than the terms and conditions, including, without limitation, the purchase price, applicable to the securities purchased in the Private Placement, then Patriot will promptly notify the Purchasers in writing (the “MFN Notice”) and offer the Purchasers the right of first refusal to fund the entirety of the Subsequent Financing on the terms and conditions provided in the MFN Notice, subject to the ownership restrictions set forth in the preceding paragraph. The MFN Notice will include (i) the material terms and conditions of the Subsequent Financing; (ii) copies of any draft definitive agreements, term sheets, or related documentation for the Subsequent Financing; and (iii) the anticipated closing date of the Subsequent Financing.

Redemption and Sinking Fund Rights. Our Common Stock is not subject to redemption and does not have any sinking fund provisions.

Voting Rights. Holders of Common Stock are entitled to one vote per share on matters on which our shareholders vote. Holders of Common Stock have cumulative voting rights in all elections of directors. Except as required by law, our Certificate of Incorporation or our Bylaws, matters will generally be decided by a majority of the votes cast at a meeting. A plurality vote standard applies to the election of directors.

Registration Rights. In connection with the closing of the Private Placement, we entered into Registration Rights Agreements with the Purchasers, under which we are obligated to file a registration statement (and subsequent additional registration statements, as required) with the SEC to register for resale the shares of Common Stock issued in the Private Placement and the underlying shares of Common Stock into which the Series A Preferred Stock and non-voting Common Stock may be converted, as applicable. The Registration Rights Agreements obligate us to use our reasonable best efforts to file such initial registration statement no later than the sixtieth (60th) day following the closing of the Private Placement and to cause such registration statement or any subsequent additional registration statement to be declared effective by the SEC no later than the ninetieth (90th) day after the filing of such registration statement.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any Preferred Stock that may at the time be outstanding.

Anti-Takeover Effects of Applicable Law and Provisions of our Certificate of Incorporation and Bylaws. Certain provisions of the CBCA, federal banking laws and regulations, our Certificate of Incorporation and our Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors and are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to our Certificate of Incorporation and Bylaws.

Federal Banking Law. The ability of a third party to acquire us is limited under applicable U.S. banking laws and regulations. The BHC Act requires any bank holding company (as defined therein) to obtain the approval of the Board of Governors of the Federal Reserve prior to acquiring, directly or indirectly, more than 5% of our outstanding Common Stock (which is our only class of voting securities). Any “company” (as defined in the BHC Act) other than a bank holding company would be required to obtain Federal Reserve approval before acquiring “control” of us. “Control” for purpose of the BHC Act generally means (i) the ownership or control of 25% or more of a class of voting securities, (ii) the ability to elect a majority of the directors or (iii) the ability otherwise to exercise a controlling influence over management and policies. Such definition of “control” is subject to certain presumptions and other requirements as set forth in the Federal Reserve’s Regulation Y. Any company that is deemed to hold a “controlling” ownership interest in our outstanding Common Stock for purposes of the BHC Act, would be subject to regulation and supervision as a bank holding company under the BHC Act. In addition, under the Change in Bank Control Act and the Federal Reserve’s regulations thereunder, any person, either individually or acting through or in concert with one or more persons, is required to provide notice to the Federal Reserve prior to acquiring, directly or indirectly, 10% or more of our outstanding Common Stock.

Business Combinations under Connecticut Law. We are subject to the provisions of Section 33-844 of the CBCA which prohibits a Connecticut corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person becomes an interested shareholder is approved by our board of directors, and by a majority of our non-employee directors, of which there shall be at least two, prior to the date on which the person becomes an interested shareholder. A “business combination” generally includes mergers, asset sales, some types of stock issuances and other transactions with, or resulting in a disproportionate financial benefit to, the interested shareholder. Subject to exceptions, an “interested shareholder” is a person who owns 10% or more of the voting power of Patriot’s then outstanding voting stock, or is an affiliate or associate of Patriot and owned 10% or more of the voting power of Patriot’s then outstanding voting stock within the five-year period.

We are also subject to Section 33-841 and Section 33-842 of the CBCA. These provisions generally require business combinations with an interested shareholder to be approved by the board of directors and then by the affirmative vote of at least:

●	the holders of 80% of the voting power of the outstanding shares of our voting stock; and

●	the holders of 2/3 of the voting power of the outstanding shares of our voting stock, excluding the voting stock held by the interested shareholder;

unless the consideration to be received by the shareholders meets certain price and other requirements set forth in Section 33-842 of the CBCA or unless the board of directors of the corporation has by resolution determined to exempt business combinations with that interested shareholder prior to the time that such shareholder became an interested shareholder.

We are also subject to Section 33-756(g) of the CBCA, generally permitting directors acting with respect to mergers, sales of assets and other specified transactions to consider, in determining what they reasonably believe to be in the best interests of the corporation, specified interests, including those of the corporation’s employees, customers, creditors and suppliers, and community and societal considerations, including any community in which any office or other facility of the corporation is located. Section 33- 756(g) of the CBCA also allows a director to consider, in the discretion of such director, any other factors the director reasonably considers appropriate in determining what the director reasonably believes to be in the best interest of the corporation.

Blank Check Pref erred Stock. Our Certificate of Incorporation provides that our board of directors may from time-to-time issue one or more series of Preferred Stock without shareholder approval. Our board is authorized to adopt resolutions to, among other things, issue shares of Preferred Stock in one or more series and to fix the designations, powers, preferences, and relative participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof. As a result, our board of directors could, without shareholder approval, authorize the issuance of Preferred Stock with voting, dividend, redemption, liquidation, sinking fund, conversion and other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of Common Stock or that could have the effect of delaying, deferring or preventing a change in control.

Written Consent. Board of Directors. Our Bylaws prohibit shareholders from acting by written consent. Accordingly, shareholder action must take place at an annual or a special meeting of our shareholders. Our Bylaws impose notice and information requirements in connection with the nomination by shareholders of candidates for election as director, and under our Certificate of Incorporation and Bylaws, our board of directors may enlarge the size of the board (not to exceed 25) and fill the vacancies.

Transfer Agent. The transfer agent for our Common Stock is Computershare Trust Company, N.A.

Series A Preferred Stock

The preferences, limitations, powers and relative rights of the Series A Preferred Stock are set forth in our Certificate of Amendment of the Certificate of Incorporation that we filed with the Secretary of State of the State of Connecticut on March 13, 2025, or the “Certificate of Amendment.” The Certificate of Amendment designated 500,000 shares of Series A Preferred Stock, of which 90,832 shares of Series A Preferred Stock were issued in the Private Placement. As specified in the Certificate of Amendment, the shares of Series A Preferred Stock have the following terms:

Dividends. Holders of shares of issued and outstanding Series A Preferred Stock are entitled to receive, when, as and if declared by the board of directors out of our funds legally available therefor, non-cumulative dividends in arrears at the rate per annum of 10% per share, payable semi-annually on April 1 and October 1 beginning on October 1, 2026. Dividends will be payable, at our option, in cash or in kind through the issuance of additional shares of Series A Preferred Stock, provided, that if the shares of Series A Preferred Stock are converted into shares of Common Stock in full on or prior to October 1, 2026, then the holder of such share of Series A Preferred Stock will not have any right to receive any dividends on the Series A Preferred Stock.

Conversion. Each holder of Series A Preferred Stock is permitted to convert, or upon our written request shall convert, each share of Series A Preferred Stock into 80 shares of Common Stock up to the Maximum Voting Securities (as defined below), provided, that upon such conversion, no holder, together with all of its affiliates, will own or control in the aggregate more than the Maximum Voting Securities. In addition, each share of Series A Preferred Stock will automatically convert into the applicable number of shares of Common Stock, without any further action on the part of any holder, on the date such holder transfers any shares of Series A Preferred Stock to a non-affiliate of such holder in a Permissible Transfer (as defined below).

“Maximum Voting Securities” means, in connection with any one or more conversions of Series A Preferred Stock by any holder, without prior receipt of applicable banking regulatory approvals, not more than 9.99% of the Common Stock (or of any other class of voting securities issued by us), excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of our voting securities (which, for the avoidance of doubt, does not include Series A Preferred Stock), provided that any right to convert will not be available if it would result in the holder being deemed to control, under appliable banking rules and regulations, voting securities that would result in the holder being deemed to control Patriot or the Bank, and provided further that the right to convert Series A Preferred Stock into Common Stock will not be available to a transferee of shares of Series A Preferred Stock with respect to a transfer other than a Permissible Transfer.

“Permissible Transfer” means a transfer by the holder of Series A Preferred Stock (i) to Patriot; (ii) in a widely distributed public offering of Common Stock or Series A Preferred Stock; (iii) that is part of an offering that is not a widely distributed public offering of Common Stock or Series A Preferred Stock but is one in which no one transferee (or group of associated transferees) acquires the right to receive 2% or more of any class of our voting securities then outstanding; (iv) that is part of a transfer of Common Stock or Series A Preferred Stock to an underwriter for the purpose of conducting a widely distributed public offering; or (v) to a transferee that controls more than fifty percent (50%) of our voting securities without giving effect to such transfer.

Voting Rights. Holders of shares of Series A Preferred Stock do not have any voting rights, except as set forth below or as may otherwise from time to time be required by law. Holders of shares of Series A Preferred Stock are entitled to one vote for each such share on any matter on which holders of shares of Series A Preferred Stock are entitled to vote, including any action by written consent.

So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Certificate of Incorporation, the affirmative vote or consent of the holders of at least a majority of the issued and outstanding shares of Series A Preferred Stock at the time outstanding, voting as a separate class will be necessary to:

(i)

authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of Patriot;

(ii)

amend, alter or repeal any provision of our Certificate of Incorporation, including the Certificate of Amendment (including, unless no vote on such merger or consolidation is required by clause (iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of shares of Series A Preferred Stock; or

(iii)

to consummate a binding share exchange or reclassification involving the shares of Series A Preferred Stock, or of a merger or consolidation of Patriot with another corporation or other entity, unless in each case (x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which Patriot is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of shares of Series A Preferred Stock immediately prior to such consummation, taken as a whole.

Redemption. Series A Preferred Stock has perpetual term and has no fixed maturity date unless converted in accordance with the terms set forth in the Certificate of Amendment and discussed above. Notwithstanding the foregoing, we may repurchase or otherwise acquire shares of Series A Preferred Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. In addition, issued and outstanding shares of Series A Preferred Stock may be redeemed by us, from time to time, on or after the fifth anniversary of the closing date, in whole or in part, at a redemption price equal to $60 per share of Series A Preferred Stock, plus the amount of declared and unpaid dividends, if any, without interest on such unpaid dividends.

Liquidation Rights. Other than a reorganization event as provided in the Certificate of Amendment, in the event of any liquidation, dissolution or winding up of the affairs of Patriot, whether voluntary or involuntary, each holder of shares of Series A Preferred Stock will be entitled to receive for each share of Series A Preferred Stock, out of the assets of Patriot or proceeds thereof (whether capital or surplus) available for distribution to shareholders of Patriot, subject to the rights of any creditors of Patriot, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock of Patriot, payment in full in an amount equal to the sum of (i) $60.00 per share of Series A Preferred Stock and (ii) any declared and unpaid dividends on such share to the extent provided in the Certificate of Amendment (all such amounts collectively, the “Liquidation Preference”). If in any such distribution Patriot’s assets or the proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series A Preferred Stock and the corresponding amounts payable with respect of any other stock of Patriot ranking equally with Series A Preferred Stock as to such distribution, holders of Series A Preferred Stock and the holders of such other stock will share ratably in any such distribution in proportion to the full respective distributions (including, if applicable, dividends on such amount) to which they are entitled. If the Liquidation Preference has been paid in full to all holders of Series A Preferred Stock and the corresponding amounts payable with respect of any other stock of Patriot ranking equally with Series A Preferred Stock as to such distribution has been paid in full, the holders of the Series A Preferred Stock will have no right or claim to any of the remaining assets of Patriot (or proceeds thereof).

DESCRIPTION OF DEBT SECURITIES1

The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents will be included or incorporated by reference into this prospectus or the applicable prospectus supplement. You should read the indenture and applicable supplemental indenture relating to any debt securities. You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidence of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of each series of debt securities that we may offer from time to time.

The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. The specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the applicable indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those described in the applicable prospectus supplement.

Capitalized terms used but not defined in this section have the meanings given to those terms in the applicable indenture.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. The subordinated debt securities will be subordinated as described below under the heading “—Subordinated Debt.”

The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, as established pursuant to a board resolution, in an officer’s certificate or in a supplemental indenture, including:

●	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;
●	the offering price (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;
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the aggregate principal amount of such series that may be authenticated and delivered under the indentures (except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series pursuant to the indenture and except for any securities deemed never to have been authenticated and delivered);

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whether securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, whether any debt securities of the series are to be issuable initially in temporary global form with or without coupons;

1Note to Draft: Indentures – to be discussed.

●	the maturity date or dates;
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if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “— Satisfaction and Discharge” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

●	any conversion or exchange provisions;
●	the date of the debt securities if other than the date of original issuance;
●	the person who shall be entitled to receive interest, if other than the record holder on the record date and the manner in which such interest will be payable;
●	the date or dates on which the principal of the debt securities of such series is payable;
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the rate or rates, and if applicable the method used to determine the rate, at which the debt securities of such series will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will be payable and the record date or dates for the interest payable on any debt securities on any interest payment date;

●	the place or places where payments of principal and interest may be made and securities may be surrendered for registration of transfer or for exchange;
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the obligation, if any, of the Company to redeem or purchase the debt securities of such series, at the option of the Company or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be so redeemed or purchased, in whole or in part;

●	if issued other than in minimum denominations of $1,000 or any multiple of $1,000, or $5,000 in the case of Bearer Securities, the denominations in which the debt securities will be issuable;
●	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;
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if other than U.S. currency, the currency, currencies or currency units in which principal, premium, if any, or interest will be payable and the manner of determining the equivalent thereof in U.S. currency;

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if the principal of (and premium, if any, on) or any interest on the debt securities is to be payable, at our election or the election of a holder thereof, in one or more currencies other than that the currency or currencies in which the debt securities are stated to be payable, the currency or currencies in which payment is to be made payable and the periods and terms upon which such election is to be made;

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if the amount of payments of principal of (and premium, if any, on) or any interest on the debt securities of the series may be determined by reference to an index, the manner in which such amounts shall be determined;

●	whether the debt securities will be issuable in the form of a global security;
●	any interest rate calculation agents, exchange rate calculation agents or other agents for the debt securities, if other than the trustee;
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whether and under what circumstances we will pay additional amounts in respect of any series of debt securities and whether we have the option to redeem such debt securities rather than pay such additional amounts;

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any provisions relating to the extension of maturity of, or the renewal of, the debt securities of such series, or the conversion of the debt securities of such series into other securities of the Company;

●	any provisions relating to the purchase or redemption of all or any portion of a tranche or series of debt securities, including the period of notice required to redeem those debt securities;
●	the terms and conditions, if any, pursuant to which the debt securities are secured;
●	any subordination provisions applicable to the subordinated debt securities if different from those described below under “—Subordinated Debt”;
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any other terms or provisions relating to the payment of principal of, premium (if any) or interest thereon, including, but not limited to, whether such debt securities are issuable at a discount or premium, as amortizable debt securities and if payable in, convertible or exchangeable for commodities or other securities of ours; and

●	any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the relevant foreign currency or currencies.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The material United States federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Senior Debt

Except as otherwise provided in a prospectus supplement, senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated debt of the Company, and will rank senior in right of payment to any subordinated debt.

Subordinated Debt

Except as otherwise provided in a prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness, as more fully described in the applicable prospectus supplement. Notwithstanding the foregoing, if a deposit is made in accordance with the terms of the indenture with respect to any debt securities (and provided all other conditions set out in the indenture shall have been satisfied with respect to such debt securities), then, when the 90th day after such deposit has ended, no money obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of Senior Indebtedness, including any rights of subordination.

Under the subordinated indenture, Senior Indebtedness means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness, whether any such indebtedness exists as of the date of the indenture or is created, incurred or assumed after such date:

●	all obligations for borrowed money;
●	all obligations evidenced by debentures, debt securities or other similar instruments;
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all obligations associated with derivative products, including but not limited to, securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

●	all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);
●	all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;
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all indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others);

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indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company but excluding any obligations of the Company which are required (as opposed to elected) to be treated as finance leases under generally accepted accounting principles;

●	obligations associated with derivative products such as interest rate and currency exchange contacts, foreign exchange contracts, commodity contracts, and similar arrangements;
●	purchase money and similar obligations; and
●	any renewals, extensions, refundings or replacements of any of the foregoing.

Methods of Receiving Payments on the Debt Securities

Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, redemption premium, if any, and interest at the office or agency of the paying agent (which may be us) or, at our option, payment of interest may be made by check mailed to the holders of the debt securities at their last addresses as they appear on the register of holders or wired if held in book-entry form.

Events of Default; Waiver

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, an “event of default,” when used in the indentures, means any of the following:

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our default in the payment of the principal (or premium, if any) on any of the debt securities of such series as and when due, either at maturity, upon redemption, by declaration or otherwise, or any payment required by any sinking or analogous fund with respect to any series of the debt securities;

●	our default in the payment of any installment of interest on the debt securities when due, and continuance of such default for a period of 90 days;
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our failure to observe or perform any other covenant or agreement in the debt securities or the applicable indenture and the continuance of such default or breach for a period of 90 days after our receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding of that series specifying such failure and requiring it to be remedied;

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a court having jurisdiction enters a decree or order for relief in respect of us or a Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or a Material Subsidiary or for any substantial part of our or its respective property, or ordering the winding-up or liquidation of our affairs shall have been entered and remained unstayed and in effect for a period of 60 consecutive days;

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we or a Material Subsidiary commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of us or a Material Subsidiary or of any substantial part of our or its respective property, or the making by us or a Material Subsidiary of a general assignment for the benefit of creditors; or

●	any other event of default provided with respect to a particular series of debt securities, as described in the prospectus supplement with respect to the offering of such series.

A Material Subsidiary means the Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.

If an event of default occurs and continues as described in the first, second, third or sixth bullet above, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (with a copy to the trustee, if given by holders) may declare the principal amount of the debt securities of that series to be immediately due and immediately payable (or, with respect to any debt securities that are initially sold at a discount from the principal amount thereof and that provide upon an Event of Default for declaration of an amount less than the principal amount thereof to be due and payable upon acceleration thereof, such lesser amount as may be specified in the terms of such debt securities). If an event of default occurs and continues as described in the fourth or fifth bullet above, the principal amount of all of the debt securities issued under the indentures shall automatically be deemed immediately due and payable (or, with respect to any debt securities that are initially sold at a discount from the principal amount thereof and that provide upon an Event of Default for declaration of an amount less than the principal amount thereof to be due and payable upon acceleration thereof, such lesser amount as may be specified in the terms of such debt securities).

The indentures also provide that the holders of a majority in principal amount of the debt securities of each series outstanding at the time may, on behalf of the holders of all of the debt securities of that series, waive any past default with respect to the debt securities and its consequences, except a default in the payment of the principal of, premium, if any, and interest on the debt securities or a bankruptcy or insolvency-related default, or with respect to any covenant or provision that cannot be modified or amended under the terms of the indenture without the holder of such outstanding debt security so affected.

The holders of a majority in principal amount of the debt securities of each series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indentures or that the trustee determines in good faith may be unjustly prejudicial to the holders of the debt securities not consenting or that may involve the trustee in personal liability. In addition, the trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of a majority in principal amount of the debt securities.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indentures at the request, order or direction of any of the holders of any debt securities or related coupons pursuant to the provisions of the indentures, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it against the losses, costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest, no holder of a debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture unless:

●	such holder has previously given the trustee written notice of a continuing event of default;
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holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

●	such holders provide to the trustee reasonable indemnity acceptable to the trustee against the costs, expenses and liabilities to be incurred with such request;
●	the trustee has failed to institute a proceeding within 60 days after its receipt of the notice, request and offer of indemnity; and
●	the holders of a majority in principal amount of the outstanding debt securities do not give the trustee a direction inconsistent with the request within such 60-day period.

Each indenture requires the applicable trustee to notify the holders of a series regarding the existence of any default known to the trustee, unless the default has been cured or waived. In addition, except in the case of a default in payment of principal of or interest on any debt security or the payment of any sinking or purchase fund installment, the trustee may withhold notice of a default if and so long as the trustee in good faith determines that withholding the notice is in the interests of the holders of the debt securities. Furthermore, the trustee shall not provide notice of default to the holders of debt securities following our failure to duly observe or perform any of the covenants or agreements contained in the debt securities or indenture (other than certain payment obligations) unless at least 30 days after the occurrence thereof. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indentures with respect to the debt securities of such series.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, commencing with the year during which the first series of debt securities is issued under an indenture, a written statement signed by certain officers regarding our performance under the indenture throughout the year and specifying any known default in the fulfilment of any of our obligations under the indenture, together with certain additional details regarding any such known default.

Merger, Consolidation, Sale, Lease or Conveyance

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we will not merge into or consolidate with any other corporation, or sell or convey all or substantially all of our assets to any person, firm, or corporation, unless:

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either we are the continuing corporation or the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal, premium, if any, and interest on all the debt securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture, executed and delivered to the trustee by such successor corporation;

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neither we nor such successor corporation, immediately after giving effect to such merger, consolidation, sale or conveyance, will be in default in the performance of any covenant or condition under the applicable indenture; and

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we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the transaction complies with the terms of the applicable indenture and that all conditions precedent in such indenture provided for relating to such transaction have been complied with.

In the case of any such consolidation or merger, sale or conveyance and upon any such assumption by the successor corporation, the successor corporation shall succeed to, and be substituted for, us under the applicable indenture with the same effect as if it had been an original party to such indenture.

Certain Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Modification of the Indenture

Unless we indicate otherwise in a prospectus supplement and except as set forth below, a supplemental indenture applicable to debt securities may be entered into only when authorized by our board of directors and with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities outstanding affected by such supplemental indenture, voting together as a single class.

Notwithstanding the foregoing, no modification or amendment of an indenture as applicable to any series of debt securities may:

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extend the fixed maturity of any debt security, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected;

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reduce the percentage in aggregate principal amount of outstanding debt securities that is required for any supplemental indenture without the consent of the holders of all debt securities then outstanding;

●	modify the subordination provisions in a manner adverse to the holders of such debt security; or
●	modify any of the above provisions.

In addition, we and the trustee may, by supplemental indenture, modify or amend the indentures as applicable to the debt securities, with the consent of our board of directors but without the consent of any holder of the debt securities, for any of the following purposes:

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to evidence the succession of another corporation to the Company, or successive successions, and provide for the successor’s assumption of our covenants, agreements and obligations under the indentures and the debt securities issued thereunder;

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to add further covenants, restrictions, conditions or provisions as our board of directors considers to be for the protection of the holders of the debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the remedies provided under the applicable indenture, with such period of grace and subject to such conditions as such supplemental indenture may provide;

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to add or change any of the provisions of the indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form; provided, that any such action shall not adversely affect the interests of the holders of the debt securities or any related coupons in any material respect;

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to modify, eliminate or add provisions of the indenture to such extent as necessary in order to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute thereafter enacted, and to add such other provisions as may be expressly permitted by the Trust Indenture Act, excluding Section 316(a)(2) thereof or any corresponding provision in any similar federal statute hereafter enacted;

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to modify, eliminate or add to any provisions of the indenture; provided that any such change or elimination (i) becomes effective only when there are no outstanding debt securities and created prior to the execution of such supplemental indenture that is entitled to the benefit from such provision or (ii) does not apply to any outstanding debt security;

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(i) to cure any ambiguity or to correct or supplement any provision in the indenture or any supplemental indenture which may be defective or inconsistent with any other provision, (ii) to convey, transfer, assign, mortgage or pledge any property to or with the trustee or (iii) to make such other provisions in regard to matters or questions arising under the indenture; provided, that no such provision shall adversely affect in any material respect the interests of the holders of the debt securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts;

●	to secure any series of debt securities; and
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to evidence and provide for the acceptance and appointment by a successor trustee with respect to the debt securities of one or more series and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trusts.

The trustee shall not be obligated to enter into any amendment or supplemental indenture that adversely affects the trustee’s own rights, duties or immunities under the applicable indenture or otherwise.

Subject to the requirements for the holders to waive a default related to bankruptcy events, defaults related to covenants or provisions that cannot be modified without the consent of each affected holder, and the rights of any holder of a debt security to receive payment of principal of, premium, if any, on and interest on such debt securities, holders of a majority in aggregate principal amount of the debt securities voting as a single class of such series or of all debt securities, as the case may be, then outstanding may waive all defaults with respect to that series or with respect to all securities treated as a single class and rescind and annul such declaration and its consequences, but no waiver or rescission and annulment will extend to or affect any subsequent default.

Outstanding Debt Securities; Determinations of Holders’ Actions

Debt securities outstanding at any time are the debt securities authenticated and delivered by the trustee except for those cancelled by the trustee or delivered to the trustee for cancellation, those debt securities, or portions thereof, for which we have deposited in trust with the trustee or any paying agent a sufficient amount of money for the payment or redemption thereof, those debt securities that have been defeased under the indenture, and those debt securities that have been exchanged for other debt securities issued under the indenture or that have been mutilated, destroyed, lost or stolen and replaced by the trustee. A debt security does not cease to be outstanding because we or an affiliate of ours holds the debt security; provided, that in determining whether the holders of the requisite aggregate principal amount of debt securities have given or concurred in any request, demand, authorization, notice, direction, consent or waiver, debt securities owned by us, any other obligor of the debt securities or any other person directly or indirectly controlling or controlled by or under direct or indirect common control with us or any other obligor on the debt securities, will be disregarded and deemed not to be outstanding for the purpose of any such determination, except for determining whether the trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the trustee knows are so owned will be so disregarded, and debt securities that have been pledged in good faith may also be regarded as outstanding under certain circumstances.

Satisfaction and Discharge

Each indenture may be discharged and cease to be of further effect as to the applicable debt securities, when: either:

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all debt securities of any series that have been authenticated and all coupons, if any, appertaining thereto have been delivered to the trustee for cancellation, except (i) coupons on Bearer Securities that meet certain conditions, (ii) debt securities and coupons that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, (iii) coupons relating to debt securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived, and (iv) debt securities and coupons for which payment has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust; or

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all debt securities and certain coupons discussed above that have not been delivered to the trustee for cancellation (i) have become due and payable, (ii) are by their terms due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in the case of clauses (i) and (iii) in the preceding bullet point, we have deposited or caused to be deposited with the trustee as trust funds the entire amount (other than moneys repaid by the trustee or any paying agent to us under the terms of the indenture) sufficient to pay at maturity or upon redemption all debt securities of such series and coupons not delivered to the trustee for cancellation, including principal (and premium, if any) and any interest due or to become due to such date of maturity or date of redemption;

●	we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities;
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upon demand of and at our cost and expense, the trustee has executed instruments reasonably requested by us acknowledging the satisfaction and discharge of the applicable indenture with respect to the debt securities; and

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we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the debt securities have been complied with.

Legal Defeasance and Covenant Defeasance

Legal Defeasance

Under the terms of the indentures and unless otherwise provided in a supplemental indenture, we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities after we have made the deposit referred to below and the conditions precedent and subsequent set forth below are satisfied, and the provisions of the applicable indenture will cease to be applicable with respect to the debt securities (except for, among other matters, certain rights of the holders to receive payments of principal, premium and interest when due on such debt securities from the trust fund, and our obligations to register the transfer of or exchange of the debt securities, prepare temporary debt securities, replace stolen, lost or mutilated debt securities, maintain paying agents and hold funds for payment in trust, and rights, powers, trusts, duties and immunities with respect to the trustee) if:

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we have irrevocably deposited or caused to be deposited with the trustee, in trust, money in an amount and/or non-callable or non-redeemable government securities that will provide funds in amount sufficient, in the opinion of a nationally recognized public accounting firm expressed in a written certification delivered to the trustee, to pay the principal of, premium, if any, and accrued interest on the debt securities until maturity or redemption in accordance with the terms of the applicable indenture and any mandatory sinking fund payments or analogous payments applicable to such debt securities;

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no default or event that after notice or lapse of time, or both, would become a default with respect to such debt securities, will have occurred and be continuing on the date of such deposit, or insofar as events of default due of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the company with respect to such deposit;

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such defeasance or covenant defeasance does not (i) cause the trustee for the debt securities to have a conflicting interest under the terms of the indenture or the Trust Indenture Act or (ii) result in the trust arising from such deposit to constitute, unless it is qualified, a regulated investment company under the Investment Company Act of 1940, as amended;

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such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

●	such defeasance or covenant defeasance does not cause any debt securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;
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we have delivered to the trustee an opinion of counsel stating that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the indenture there has been a change in the applicable United States federal income tax law to the effect that, and based thereon, holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

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such defeasance is effected in compliance with any terms, conditions or limitations which may be imposed on the Company in connection with a supplemental indenture or board resolutions establishing such series of debt securities; and

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we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent and subsequent provided for in the indenture relating to the defeasance have been complied with.

Covenant Defeasance

Under the terms of the indentures and unless as otherwise provided in a supplemental indenture, we will not need to comply with certain restrictive covenants, and the provisions of the applicable indenture will cease to be applicable with respect to an event of default under the debt securities other than an event of default due to our failure to pay the principal of or interest on the debt securities when due, upon:

●	the satisfaction of the conditions described above in “–Legal Defeasance and Covenant Defeasance – Legal Defeasance,” other than with respect to the sixth bullet point; and
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our delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of the applicable indenture as described in the immediately preceding paragraph and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the trustee may not be sufficient to pay amounts due on the debt securities at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Limitation on Individual Liability

No incorporator or past, present or future stockholder, officer or director of ours or any successor corporation, as such, will have any liability for any obligations, covenants or agreements of ours under the debt securities or the indentures or because of any indebtedness evidenced thereby. Each holder of a debt security, by accepting a debt security waives and releases such liability. The waiver and release are part of the consideration for the issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

Trustee

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $50,000,000 and not be the Company or any person directly or indirectly controlled or controlled by or under common control with the Company.

If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to appoint a successor trustee with respect to the affected securities promptly. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.

Notices

Any notices required to be given to the holders of the debt securities will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities are governed by, and will be construed in accordance with, the laws of the State of New York. The indentures will be subject to the provisions of the Trust Indenture Act that are required to be part of the indentures and will, to the extent applicable, be governed by such provisions.

Book-Entry Delivery and Settlement

Global Debt Securities

We will issue any debt securities in the form of one or more global debt securities in definitive, fully registered, book-entry form. The global debt securities will be deposited with or on behalf of the Depository Trust Company (“DTC”), and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global debt securities will be represented through book- entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global debt securities through DTC.

DTC has advised us that:

●

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

●

DTC holds securities that its participants deposit with DTC and facilitates the post-trade settlement among participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of security certificates.

●	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.
●

DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

●

Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

●	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the description of the operations and procedures of DTC in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, any underwriters or any trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

●

upon deposit of the global debt securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by any underwriters with portions of the principal amounts of the global debt securities; and

●

ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global debt security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global debt security to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global debt security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global debt security for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have debt securities represented by that global debt security registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global debt security.

Neither we nor any trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global debt securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global debt security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global debt security as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global debt security held through such participants will be governed by standing instructions and customary practice as is currently the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Certificated Debt Securities

Individual certificates in respect of any debt securities will not be issued in exchange for the global debt securities, except in very limited circumstances. We will issue or cause to be issued certificated debt securities to each person that DTC identifies as the beneficial owner of the debt securities represented by a global debt security upon surrender by DTC of the global debt security if:

●

DTC notifies us that it is no longer willing or able to act as a depositary for such global debt security or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

●	an event of default has occurred and is continuing, and DTC requests the issuance of certificated debt securities; or
●	subject to DTC’s procedures, we determine not to have the debt securities of such series represented by a global debt security.

Neither we nor any trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and any trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of any certificated debt security to be issued.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests in shares of our Preferred Stock, in which case we will issue receipts for depositary shares and each depositary share will represent a fraction of a share of the applicable series of our Preferred Stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our Preferred Stock, as well as the form of the deposit agreement, depositary receipts, our Certificate of Incorporation and any amendments thereto relating to the applicable series of our Preferred Stock that will be filed with the SEC. Therefore, you should carefully consider the actual provisions in these documents.

General

Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our Preferred Stock underlying that depositary share, to all rights and preferences of our Preferred Stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of our Preferred Stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the applicable offering of depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which will require holders to take certain actions, such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our Preferred Stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our Preferred Stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net cash proceeds to the holders.

Liquidation Preference

If a series of our Preferred Stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our Preferred Stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of our Preferred Stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our Preferred Stock held by the depositary. Whenever we redeem any of our Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our Preferred Stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our Preferred Stock.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will terminate, except the right to receive money, securities or other property payable upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of our Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our Preferred Stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our Preferred Stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for our Preferred Stock. The depositary will try, as far as practicable, to vote the shares of our Preferred Stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our Preferred Stock in accordance with these instructions. The depositary will not vote our Preferred Stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our Preferred Stock underlying their depositary shares.

Partial shares of our Preferred Stock will not be issued. Holders of our Preferred Stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our Preferred Stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

●	all outstanding depositary shares have been redeemed; or
●	there has been a final distribution of our Preferred Stock in connection with our dissolution and such distribution has been made to all holders of depositary shares.

Charges of Depositary

We will pay all United States transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

●	the initial deposit of our Preferred Stock;
●	the initial issuance of the depositary shares;
●	any redemption of our Preferred Stock; and
●	all withdrawals of our Preferred Stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

●	refuse to transfer depositary shares;
●	withhold dividends and distributions; and
●	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our Preferred Stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our Preferred Stock.

Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our Preferred Stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

●	written advice of counsel or accountants;
●	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and
●	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

General

We may issue warrants in one or more series to purchase debt securities, Common Stock, Preferred Stock or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent or directly with investors. Any warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following sets forth some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement and related form of warrant certificate representing the warrants, which we will file with the SEC in connection with an issuance of any warrants, if needed.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

●	the title of the warrants;
●	the total number of warrants to be issued and number of shares of Common Stock or other securities to be delivered upon exercise of the warrants;
●	the consideration for which we will issue the warrants, including the applicable currency or currencies;
●	anti-dilution provisions to adjust the number or amount of shares of our Common Stock or other securities to be delivered upon exercise of the warrants;
●	the designation and terms of the underlying securities purchasable upon exercise of the warrants;
●	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the procedures and conditions relating to the exercise of the warrants;
●	whether the warrants will be in registered or bearer form;
●	information with respect to book-entry registration and transfer procedures, if any;
●	the minimum or maximum amount of warrants that may be exercised at any one time;
●	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
●	the date on and after which the warrants and securities issued with the warrants will be separately transferable;
●	a discussion of material United States federal income tax considerations;
●	the identity of the warrant agent; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for shares of our Common Stock or Preferred Stock will not have any rights of holders of the securities purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of Common Stock, Preferred Stock or debt securities issued by us as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, or any other securities offered under this prospectus and described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any offering of purchase contracts will contain the specific terms of the purchase contracts. These terms may include, without limitation, the following:

●

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;
●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
●	a discussion of the material United States federal income tax considerations applicable to the purchase contracts;
●	whether the purchase contracts will be issued in fully registered or global form; and
●	any other terms of the purchase contracts and any securities subject to such purchase contracts.

The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Common Stock, Preferred Stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities that have not been subscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;
●	the exercise price payable for each share of our Common Stock or Preferred Stock or for debt securities upon the exercise of the subscription rights;
●	the number of subscription rights issued to each stockholder;
●	the number and terms of each share of our Common Stock or Preferred Stock or debt securities that may be purchased per each subscription right;
●	the extent to which the subscription rights are transferable;
●	the conditions to completion of the offering of subscription rights;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●	the date on which the right to exercise the subscription rights will commence, and the date on which the subscription rights will expire;
●

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent.

The applicable prospectus supplement will specify the terms of the units, including:

●

the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;
●	a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
●	a discussion of material United States federal income tax considerations, if applicable; and
●	whether the units, if issued as a separate security, will be issued in fully registered or global form.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable unit agreement, if any, which will be filed with the SEC in connection with any offering of units.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. We (directly or through agents) may sell, and any underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on Nasdaq, the existing trading market for our Common Stock, or sales made to or through a market maker other than on an exchange.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our Common Stock or Preferred Stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our Common Stock or Preferred Stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.

We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be a customer of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering of securities covered by this prospectus will be passed upon for us by Blank Rome LLP and, with respect to certain matters of Connecticut law, Robinson & Cole LLP. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Patriot National Bancorp, Inc. as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024 incorporated in this Prospectus by reference from the Patriot National Bancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at a website maintained by the SEC located at www.sec.gov. Those filings are also available to the public on, or accessible through, our website at https://bankpatriot.com/Learn/About/Investor-Relations. Information contained on our website is not a part of, or incorporated by reference into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement incorporates by reference important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus, except as so modified or superseded.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

●	Annual Report on Form 10-K for the fiscal y ear ended December 31, 2024, filed with the SEC on April 15, 2025;
●	Q uarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;
●

Current Reports on Form 8-K filed with the SEC on January 21, 2025, February 21, 2025, March 19, 2025, March 21, 2025, March 26, 2025, April 1, 2025, and May 1, 2025 (excluding information furnished pursuant to Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit); and

●

The description of our securities contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 24, 2022, including any amendments or reports filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), after the date hereof and prior to the termination of an offering of securities under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Patriot National Bancorp, Inc.

900 Bedford Street

Stamford, Connecticut 06901

Telephone: (203) 324-7500

Attention: Investor Relations

8,524,160 Shares of Common Stock

PROSPECTUS SUPPLEMENT

June 4, 2025